UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

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FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

___________

Date of Report (Date of earliest event reported):

December 18, 2013 (December 12, 2013)

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MAGNUM HUNTER RESOURCES CORPORATION

(Exact Name of Registrant as Specified in its Charter)

Delaware (State or Other Jurisdiction of Incorporation)	001-32997 (Commission File Number)	86-0879278 (I.R.S. Employer Identification Number)

777 Post Oak Boulevard, Suite 650

Houston, Texas 77056

(Address of principal executive offices, including zip code)

(832) 369-6986

(Registrant’s telephone number, including area code)

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On December 13, 2013, Magnum Hunter Resources Corporation (the “Company”) entered into a Third Amended and Restated Credit Agreement (the “Credit Agreement”), by and among the Company, as borrower, Bank of Montreal, as administrative agent, the lenders party thereto and the agents party thereto. The Credit Agreement amended and restated that certain Second Amended and Restated Credit Agreement, dated as of April 13, 2011, by and among such parties, as amended (the “Prior Credit Agreement”). The terms of the Credit Agreement are substantially similar to the Prior Credit Agreement.

The Credit Agreement provides for an asset-based, senior secured revolving credit facility maturing April 13, 2016 (the “Revolving Facility”) with an initial borrowing base of $265 million. The Revolving Facility is governed by a semi-annual borrowing base redetermination derived from the Company’s proved crude oil and natural gas reserves, and based on such redeterminations, the borrowing base may be decreased or increased up to a maximum commitment level of $750 million. The borrowing base is subject to such periodic redeterminations commencing May 1, 2014.

The terms of the Credit Agreement provide that the Revolving Facility may be used for loans and subject to a $10,000,000 sublimit, letters of credit. The Credit Agreement provides for a commitment fee of 0.5% based on the unused portion of the borrowing base under the Revolving Facility.

Borrowings under the Revolving Facility will, at the Company’s election, bear interest at either (i) an alternate base rate (“ABR”) equal to the higher of (A) the Prime Rate (as defined in the Credit Agreement) in effect on such day, (B) the Federal Funds Effective Rate (as defined in the Credit Agreement) in effect on such day, plus 0.5% per annum, and (C) the LIBO Rate (as defined in the Credit Agreement) for a one month interest period on such day, plus 1.00% or (ii) the Adjusted LIBO Rate (as defined in the Credit Agreement) for one, two, three, six or twelve months (as the Company may elect), plus, in each of the cases described in clauses (i) and (ii), an applicable margin ranging from 1.00% to 2.25% for ABR loans and from 2.00% to 3.25% for Adjusted LIBO Rate loans. Overdue amounts shall bear interest at a rate equal to 2.00% per annum plus the rate applicable to ABR loans.

The Credit Agreement contains negative covenants that, among other things, restrict the ability of the Company and its restricted subsidiaries to, with certain exceptions, (i) incur indebtedness, (ii) grant liens, (iii) make certain payments, (iv) change the nature of its business, (v) dispose of all or substantially all of its assets or enter into mergers, consolidations or similar transactions, (vi) make investments, loans or advances, (vii) pay cash dividends, unless certain conditions are met, and with respect to the payment of dividends on preferred stock, subject to (A) no Event of Default (as defined in the Credit Agreement) existing, (B) after giving effect to any such preferred stock dividend payment, the Company maintaining availability under the borrowing base in an amount greater than the greater of (x) 2.50% percent of the borrowing base then in effect or (y) $5,000,000 and (C) a “basket” of $45,000,000 per year, and (viii) enter into transactions with affiliates.

In addition, the Credit Agreement requires the Company to satisfy certain financial covenants, including maintaining:

(i) a ratio of consolidated current assets to consolidated current liabilities of not less than 1.0 to 1.0;

(ii) a ratio of EBITDAX (as defined in the Credit Agreement) to Interest Expense (as defined in the Credit Agreement) of not more than (A) 2.00 to 1.00 for the fiscal quarter ending December 31, 2013, (B) 2.25 to 1.00 for the fiscal quarter ending March 31, 2014 and (C) 2.50 to 1.00 for the fiscal quarter ending June 30, 2014 and for each fiscal quarter ending thereafter; provided that solely for calculating such ratio for the fiscal quarter ending December 31, 2013, EBITDAX shall be calculated on an actual basis without giving effect to any pro forma adjustments;

(iii) beginning with the fiscal quarter ending June 30, 2014, a ratio of total debt to EBITDAX of not more than (A) 4.50 to 1.0 for the fiscal quarters ending June 30, 2014 and September 30, 2014 and (B) 4.25 to 1.0 for the fiscal quarter ending December 31, 2014 and for each fiscal quarter ending thereafter; and

(iv) a ratio of total debt (less the outstanding principal amount of the Company’s 9.750% Senior Notes due 2020) to EBITDAX of not more than 2.00 to 1.00.

The obligations of the Company under the Credit Agreement may be accelerated upon the occurrence of an Event of Default. Events of Default include customary events for a financing agreement of this type, including, without limitation, payment defaults, defaults in the performance of affirmative or negative covenants, the inaccuracy of representations and warranties, bankruptcy or related defaults, defaults relating to judgments and the occurrence of a Change of Control (as defined in the Credit Agreement), subject to certain cure periods.

Subject to certain permitted liens, the Revolving Facility is secured by the grant of a first priority lien on all or substantially all of the assets of the Company and its restricted subsidiaries, including, without limitation, on no less than 80% of the value of the proved oil and gas properties of the Company and its restricted subsidiaries. In connection with the Credit Agreement, the Company and its restricted subsidiaries also entered into customary ancillary agreements and arrangements, which among other things, provide that the Revolving Facility is unconditionally guaranteed by such restricted subsidiaries.

The foregoing summary description of the Credit Agreement does not purport to be complete and is qualified in its entirety by reference to the terms of the Credit Agreement, a copy of which is attached hereto as Exhibit 10.1 and incorporated herein by reference.

Item 2.03   Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement Registrant.

The information set forth under Item 1.01 is incorporated by reference herein.

Item 7.01	Regulation FD Disclosure.

On December 12, 2013, the Company issued a press release announcing its 2014 capital expenditure budget. A copy of the press release is attached as Exhibit 99.1 to this Current Report on Form 8-K.

In accordance with General Instruction B.2 of Form 8-K, the information in this Item 7.01 of this Current Report on Form 8-K, including the related Exhibit 99.1, shall not be deemed "filed" for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference into any registration statement or other filing of the Company under the Securities Act of 1933, as amended, or the Exchange Act, except as otherwise expressly stated in such filing.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
10.1	Third Amended and Restated Credit Agreement, dated December 13, 2013, by and among Magnum Hunter Resources Corporation, Bank of Montreal, the lenders party thereto and the agents party thereto.
99.1	Press Release of Magnum Hunter Resources Corporation, dated December 12, 2013.

SIGNATURES

In accordance with the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MAGNUM HUNTER RESOURCES CORPORATION

Date: December 18, 2013	/s/ Gary C. Evans
Gary C. Evans,
Chairman and Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description
10.1	Third and Restated Credit Agreement, dated December 13, 2013, by and among Magnum Hunter Resources Corporation, Bank of Montreal, the lenders party thereto and the agents party thereto.
99.1	Press Release of Magnum Hunter Resources Corporation, dated December 12, 2013.